UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 19, 2009

SyntheMed, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer Identification No.)
of Incorporation)

200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  732-404-1117

________________________________________________________
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

    On February 19, 2009, we amended our agreement with Yissum Research and Development Company of the Hebrew University, which agreement governs our rights to our principal polymer technologies.  Under the original agreement, Yissum is entitled to terminate our rights under the agreement if we fail to timely achieve $1 million in net sales or income.  The amendment affords us additional time to achieve the minimum net sales and income levels, provided we pay minimum royalties.  As amended, if we fail to satisfy the minimum net sales or income levels by the end of 2009, our rights will be protected through 2010 if we pay minimum royalties of $200,000, and if we fail to satisfy the minimum net sales or income levels by the end of 2010 , our rights will be protected through 2011 if we pay minimum royalties of $250,000.

    The foregoing summary is qualified by reference to the full text of the amendment, which is included as an exhibit hereto.

Section 5 – Corporate Governance and Management
Section 5.02  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On February 23, 2009, the Compensation Committee of our Board of Directors approved 2009 performance goals for Mr. Robert Hickey, our President, CEO and CFO, Dr. Eli Pines, our Vice President and Chief Scientific Officer, and Mr. Marc Sportsman, our Vice President of Sales, and granted performance-based stock options to such individuals on terms previously approved by the Board of Directors and described in our Form 8-K dated February 6, 2009.  As previously reported, satisfaction of the performance goals during the course of 2009 will determine eligibility for 2009 performance-based bonus compensation.

Criteria upon which Mr. Hickey’s bonus will be based include regulatory and sales and marketing activities related to REPEL-CV® Adhesion Barrier and new product and business development initiatives. Criteria applicable to Dr. Pines’ bonus include REPEL-CV regulatory approval, regulatory activities for new product indications and product development activities.  Mr. Sportsman’s bonus criteria include achieving targeted sales levels for REPEL-CV.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 6 dated as of February 6, 2009 to the Agreement between the Registrant and Yissum.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SyntheMed, Inc.

                 Date: February 25, 2009                                                  By:   /s/ Robert P. Hickey
                                  Robert P. Hickey

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